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                                                                   EXHIBIT 11.1
TANISYS TECHNOLOGY, INC.

                STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                 FOR THE THREE MONTHS ENDED DECEMBER 31, 1997


                                        Common        Common                       Weighted
                                         Share        Shares          Days   Average Number
  Date      Description               Activity   Outstanding   Outstanding        of Shares
-------------------------------------------------------------------------------------------
 9/30/97    Balance                               20,334,714            21        4,641,620
10/21/97    Exercise of stock options   75,000    20,409,714            62       13,754,372
12/22/97    Issuance of common shares   50,000    20,459,714             9        2,001,494
12/31/97    Balance                               20,459,714

                                                   Weighted Average Shares       20,397,486
                                                                  Net Loss      $(1,659,188)

                                       Loss per Weighted Average Share:
                                                                     Basic      $     (0.08)
                                                                   Diluted      $     (0.08)






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